UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

PARTS ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of principal executive offices, including zip code)

609-642-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2023, PARTS iD, Inc., a Delaware corporation (the “Company”) and its subsidiary, PAARTS iD, LLC, a Delaware limited liability company, entered into a Litigation Funding Agreement (the “Funding Agreement”) with Pravati Capital, LLC (the “Funder”) for the purpose of funding the Company’s currently pending litigation matters (i) in the District of Massachusetts and captioned as Parts iD, Inc. v. ID Parts, LLC (Case No. 1:20-cv-1253-RWZ) and (ii) in the District of New Jersey and captioned as Onyx Enterprises, Int’l Corp. v. Volkswagen Group of America, Inc. (Case No. 20-9976) (collectively, the “Litigation”), which were both initiated by the Company in 2020 for purported trademark infringement.

Under the terms of the Funding Agreement, the Funder agreed to pay up to an aggregate of $1,500,000 to fund reasonable legal fees, court costs, and other expenses incurred by the Company in connection with the Litigation.

The Company agreed to pay the Funder from the proceeds of the Litigation an amount that is the greater of the (i) Multiple-Based Payment Amount or (ii) Percentage-Based Payment Amount. Each of such amounts shall include (x) the funded amount of the payment with respect to the applicable funding; plus (y) all of the fees and costs related to such funding; plus (z) (A) for the purposes of the Multiple-Based Payment Amount, one of the following: (1) if a payment is made on or before 15 months from the date of the funding, a 2.3 times multiple on the funded amount of the funding (excluding the fees and costs related to such Funding); (2) if a payment is made after 15 months from the date of the funding but on or before 24 months from the date of the funding, a 2.7 times multiple on the funded amount of the funding (excluding the fees and costs related to such Funding); or (3) if a payment is made after 24 months from the date of the funding, a 3.5 times multiple on the funded amount of the funding (excluding the fees and costs related to such funding) or (B) for the purposes of the Percentage-Based Payment Amount, an amount equal to 2.0% of the outstanding daily balance of such funding, compounded monthly, computed on the basis of a 360-day year for the actual number of days elapsed, to the extent accrued and unpaid.

No Percentage-Based Payment Amount shall be charged with respect to any funding that is paid based upon a Multiple-Based Payment Amount.

Additionally, the Company agreed to pay the Funder (i) an underwriting fee of $50,000, (ii) a funding origination fee equal to 3% of each funded amount and (iii) a service fee of $1,500 on the first day of each calendar quarter beginning on October 15, 2023. The underwriting fee and the funding origination fee are fully earned on the Closing Date (as defined in the Funding Agreement) but are only due and payable upon the Receipt of Recoveries (as defined in the Funding Agreement) and only to the extent of the Recoveries (as defined in the Funding Agreement). The service fees are fully earned on each of the dates specified in the foregoing clause (iii) but are only due and payable upon the Receipt of Recoveries and only to the extent of the Recoveries.

The Company also granted to the Funder a first priority security interest in and to all Recoveries from the Litigation.

Although the Company is required under the terms of the Funding Agreement to provide notice to the Funder of any settlement offers, any decision regarding settlement of the Litigation, including the ultimate decision whether and for how much to settle, lies solely with the Company.

Subject to the terms and conditions of the Funding Agreement, the Company shall not owe Funder any repayment of the fundings advanced under the Funding Agreement if (i) there is no recovery by the Company in the Litigation, and (ii) the Company is not in default under the Funding Agreement. The Funding Agreement contains customary events of default, including but not limited to, (i) failure by the Company to remit to Funder any amount owed under the Funding Agreement within 14 business days of such amount becoming due; (ii) the occurrence of a Material Adverse Change (as defined in the Funding Agreement); (iii) the intentional non-disclosure or concealment of material information regarding the Litigation by the Company’s law firm (at the direction of the Company) required to be provided under the Funding Agreement; (iv) voluntary and unreasonable dismissal or voluntary and unreasonable abandonment by the Company or the Company’s law firm (at the Company’s direction) of any Litigation prior to a final resolution; (v) the commencement of any bankruptcy or Insolvency Proceeding (as defined in the Funding Agreement) by or against the Company and such Insolvency Proceeding is not dismissed with 60 days and the Company has not assumed the Funding Agreement in connection with such Insolvency Proceeding; and (vi) any change in control of the Company or any entity or combination of entities that directly or indirectly control the Company, unless upon occurrence of a change in control of the Company, the change of control is acknowledged and waived by a signed writing by the Company and the Funder.

The Funding Agreement also contains other customary representations, warranties and covenants that are standard for agreements of this type.

The foregoing summary description of the Funding Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 5, 2023, the Company held a Special Meeting of Stockholders (the “Special Meeting”). As of the close of business on August 21, 2023, the record date for the Special Meeting, there were 35,102,553 shares of Class A common stock (the “Common Stock”) outstanding and entitled to vote. At the Special Meeting, 17,756,325 shares of Common Stock were represented, either in person or by proxy, constituting, of the shares entitled to vote, approximately 50.58% of the outstanding shares of common stock.

The proposal submitted to a vote, the voting power of the shares, the required voted for the proposal, and the quorum requirement are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 21, 2023.

The proposal submitted to a vote of stockholders at the Special Meeting and the final voting results are as follows:

1.         To approve, for purposes of complying with Section 713(a)(ii) of the NYSE American LLC Company Guide, the potential issuance of shares of the Company’s Common Stock underlying convertible notes and warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated July 14, 2023, by and between the Company and Lind Global Fund II, LP, as amended, that ultimately may equal an amount that is 20% or more of the presently outstanding Common Stock for less than the greater of book or market value of the stock (including upon the operation of anti-dilution provisions contained in such convertible notes and warrants). The proposal was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes
17,559,738	176,074	20,513	0

The results reported above are final voting results. No other matters were considered or voted upon at the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Litigation Funding Agreement, dated as of September 29, 2023, by and among PARTS iD, Inc., PARTS iD, LLC and Pravati Investment Fund VI LP acting through Pravati Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2023

PARTS ID, INC.

By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

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